UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 17, 2011

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Suite 200	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2011, Texas Roadhouse, Inc. (the “Company”) entered into an agreement with G.J. Hart, the Company’s former President and Chief Executive Officer whereby Mr. Hart will provide consulting services to the Company from August 17, 2011 through January 2, 2012.  In consideration of the services to be performed by Mr. Hart, the Board of Directors of the Company has accelerated the vesting of a grant of 60,000 restricted stock units from January 7, 2012 to January 2, 2012.  The agreement also provides for the partial payment of health insurance premiums through December 31, 2011.  The agreement was formalized on August 22, 2011.

Item 8.01.                                          Other Events

On August 19, 2011, the Company announced its third quarter 2011 cash dividend.  A public announcement was made by means of a news release, the text of which is set forth at Exhibit 99.1 hereto.

On August 19, 2011, the Company announced a $50.0 million increase in the Company’s stock repurchase program.  A public announcement was made by means of a new release, the text of which is set forth at Exhibit 99.1 hereto.

Item 9.01.                                          Financial Statements and Exhibits

10.34                     Letter Agreement between the Company and G.J. Hart entered into on August 22, 2011, effective as of August 17, 2011.

99.1                           Press Release dated August 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: August 23, 2011	By:	/s/ W. Kent Taylor
W. Kent Taylor
Chairman, Chief Executive Officer